Exhibit (e)(1)

                             UNDERWRITING AGREEMENT

         THIS AGREEMENT is made as of May 1, 2003 by and between PROFESSIONAL FUNDS DISTRIBUTOR, LLC, a Delaware limited liability company ("PFD"), and ARMADA FUNDS, a Massachusetts business trust (the "Fund").

                              W I T N E S S E T H:

         WHEREAS, the Fund is registered as an open-end management investment company under the Investment Company Act of 1940, as amended (the "1940 Act"), and is currently offering units of beneficial interest (such units of all series are hereinafter called the "Shares"), representing interests in investment portfolios of the Fund identified on Exhibit A hereto (the "Portfolios") which are registered with the Securities and Exchange Commission (the "SEC") pursuant to the Fund's Registration Statement on Form N-1A (the "Registration Statement"); and

         WHEREAS, the Fund wishes to retain PFD to serve as distributor for the Portfolios to provide for the sale and distribution of the Shares of the Portfolios identified on Exhibit A and for such additional classes or series as the Fund may issue, and PFD wishes to furnish such services.

         NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, and intending to be legally bound hereby, the parties hereto agree as follows:

1.       DEFINITIONS.  AS USED IN THIS AGREEMENT:

         (a)      "1933 ACT" means the Securities Act of 1933, as amended.

         (b) "1934 ACT" means the Securities Exchange Act of 1934, as amended.

         (c) "AUTHORIZED PERSON" means any officer of the Fund and any other person duly authorized by the Fund's Board of Directors or Trustees to give Oral Instructions and Written Instructions on behalf of the Fund. An Authorized Person's scope of

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                  authority may be limited by setting forth such limitation in a written document signed by both parties hereto.

         (d)      "NASD" means the National  Association of Securities  Dealers,
                  Inc.

         (e) "ORAL INSTRUCTIONS" mean oral instructions received by PFD from an Authorized Person or from a person reasonably believed by PFD to be an Authorized Person. PFD may, in its sole discretion in each separate instance, consider and rely upon instructions it receives from an Authorized Person via electronic mail as Oral Instructions.

         (f) "REGISTRATION STATEMENT" means any Registration Statement and any Prospectus and any Statement of Additional Information relating to the Fund filed with the SEC and any amendments or supplements thereto at any time filed with the SEC.

         (g)      "SECURITIES  LAWS"  mean the 1933 Act,  the 1934 Act,  and the
                  1940 Act.

         (h) "WRITTEN INSTRUCTIONS" mean (i) written instructions signed by an Authorized Person and received by PFD or (ii) trade instructions transmitted (and received by PFD) by means of an electronic transaction reporting system access to which requires use of a password or other authorized identifier. The instructions may be delivered by hand, mail, tested telegram, cable, telex or facsimile sending device.

2. APPOINTMENT. The Fund hereby appoints PFD to serve as the distributor of its Shares in accordance with the terms set forth in this Agreement. PFD accepts such appointment and agrees to furnish such services. The Fund understands that PFD is now, and may in the future be, the distributor of the shares of several investment companies or series (collectively, the "Investment Entities"), including Investment

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         Entities having investment objectives similar to those of the Fund. The
         Fund further understands that investors and potential investors in the Fund may invest in shares of such other Investment Entities. The Fund agrees that PFD's duties to such Investment Entities shall not be deemed in conflict with its duties to the Fund under this Agreement.

3.       DELIVERY OF DOCUMENTS.

         (a)      The Fund will provide PFD upon request with the following:

                  (i) Certified or authenticated copies of the resolutions of the Fund's Board of Trustees approving the appointment of PFD to provide underwriting services to the Fund and approving this Agreement;

                  (ii)     A  copy  of  the   Fund's   most   recent   effective
                           Registration Statement;

                  (iii)    Copies  of  any   distribution   and/or   shareholder
                           servicing plans and agreements made in respect of the Fund or a Portfolio;

                  (iv) A copy of the Fund's organizational documents, as filed with the state in which the Fund is organized;

                  (v)      Audited annual  statements and unaudited  semi-annual
                           statements  of  a  Portfolio's   books  and  accounts
                           prepared by the Fund;

                  (vi) Copies (certified or authenticated where applicable) of any and all amendments or supplements to the foregoing; and

                  (vii)    Such  other   additional   information   as  PFD  may
                           reasonably request.

         (b) The Fund agrees to advise PFD as soon as reasonably practical by a notice in writing delivered to PFD:

                  (i) of any request by the SEC for amendments to the Registration Statement, Prospectus or Statement of Additional Information then in effect or for additional information;

                  (ii) in the event of the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement, Prospectus or Statement of Additional Information then in effect or the initiation by service of process on the Fund of any proceeding for that purpose;



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                  (iii)    of the  happening  of any event that makes untrue any
                           statement of a material fact made in the Registration Statement, Prospectus or Statement of Additional Information then in effect or that requires the making of a change in such Registration Statement, Prospectus or Statement of Additional Information in order to make the statements therein not misleading; and

                  (iv) of all actions of the SEC with respect to any amendments to any Registration Statement, Prospectus or Statement of Additional Information which may from time to time be filed with the SEC.

                  For purposes of this paragraph, informal requests by or acts of the staff of the SEC shall not be deemed actions of or requests by the SEC.

4. COMPLIANCE WITH RULES AND REGULATIONS. PFD undertakes to comply with all applicable requirements of the Securities Laws and any laws, rules and regulations of governmental authorities having jurisdiction with respect to the duties to be performed by PFD hereunder. Except as specifically set forth herein, PFD assumes no responsibility for such compliance by the Fund or any other entity.

5.       INSTRUCTIONS.

         (a) Unless otherwise provided in this Agreement, PFD shall act only upon Oral Instructions or Written Instructions.

         (b) PFD shall be entitled to rely upon any Oral Instruction or Written Instruction it receives from an Authorized Person (or from a person reasonably believed by PFD to be an Authorized Person) pursuant to this Agreement. PFD may assume that any Oral Instruction or Written Instruction received hereunder is not in any way inconsistent with the provisions of organizational documents or this Agreement or of any vote, resolution or proceeding of the Fund's Board of Directors or Trustees or of the Fund's shareholders, unless and until PFD receives Written Instructions to the contrary.



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         (c)      The  Fund  agrees  to  forward  to  PFD  Written  Instructions confirming Oral Instructions so that PFD receives the Written Instructions by the close of business on the same day that such Oral Instructions are received. The fact that such confirming Written Instructions are not received by PFD or differ from the Oral Instructions shall in no way invalidate
                  the  transactions  or   enforceability   of  the  transactions
                  authorized by the Oral Instructions or PFD's ability to rely upon such Oral Instructions. Where Oral Instructions or Written Instructions reasonably appear to have been received from an Authorized Person, PFD shall incur no liability to the
                  Fund  in  acting  upon  such  Oral   Instructions  or  Written
                  Instructions provided that PFD's actions comply with the other provisions of this Agreement.

6.       RIGHT TO RECEIVE ADVICE.

         (a) ADVICE OF THE FUND. If PFD is in doubt as to any action it should or should not take, PFD may request directions or advice, including Oral Instructions or Written Instructions, from the Fund.

         (b) ADVICE OF COUNSEL. If PFD shall be in doubt as to any question of law pertaining to any action it should or should not take, PFD may request advice at its own cost (unless, given the matter in question, the parties agree that such cost should properly be borne by the Fund) from counsel of its own choosing (who may be counsel for the Fund, the Fund's investment adviser or PFD, at the option of PFD).

         (c)      CONFLICTING  ADVICE.  In  the  event  of  a  conflict  between directions or advice or Oral Instructions or Written Instructions PFD receives from the Fund, and the advice it


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                  receives from counsel, PFD may rely upon and follow the advice of counsel. In the event PFD so relies on the advice of counsel, it shall be responsible for any action or omission on its part in carrying out such advice which constitutes willful misfeasance, bad faith, negligence or reckless disregard by PFD of any duties, obligations or responsibilities set forth in this Agreement.

         (d) PROTECTION OF PFD. PFD shall not be liable for any action it takes or does not take in reliance upon directions or advice or Oral Instructions or Written Instructions it receives from the Fund or from counsel and which PFD believes, in good faith, to be consistent with those directions or advice or Oral Instructions or Written Instructions. Nothing in this section shall be construed so as to impose an obligation upon PFD (i) to seek such directions or advice or Oral Instructions or Written Instructions, or (ii) to act in accordance with such directions or advice or Oral Instructions or Written Instructions unless, under the terms of other provisions of this Agreement, the same is a condition of PFD's properly taking or not taking such action. Nothing in this subsection shall excuse PFD when an action or omission on its part in carrying out such directions, advice, Oral Instructions or Written Instructions constitutes willful misfeasance, bad faith, negligence or reckless disregard by PFD of any duties, obligations or responsibilities set forth in this Agreement.

7. RECORDS; VISITS. The books and records pertaining to the Fund, which are in the possession or under the control of PFD, shall be the property of the Fund. Such books and records shall be prepared and maintained as required by the 1940 Act and other applicable laws, rules


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         and regulations.  The Fund and Authorized  Persons shall have access to such books and records at all times during PFD's normal business hours. Upon the reasonable request of the Fund, copies of any such books and records shall be provided by PFD to the Fund or to an Authorized Person, at the Fund's expense.

8.       CONFIDENTIALITY.

         (a) Each party shall keep confidential any information relating to the other party's business ("Confidential Information"). Confidential Information shall include (a) any data or information that is competitively sensitive material, and not generally known to the public, including, but not limited to, information about product plans, marketing strategies, finances, operations, customer relationships, customer profiles, customer lists, sales estimates, business plans, and internal performance results relating to the past, present or future business activities of the Fund or PFD, their respective subsidiaries and affiliated companies and the customers, clients and suppliers of any of them; (b) any scientific or technical information, design, process, procedure, formula, or improvement that is commercially valuable and secret in the sense that its confidentiality affords the Fund or PFD a competitive advantage over its competitors; (c) all confidential or proprietary concepts, documentation, reports, data, specifications, computer software, source code, object code, flow charts, databases, inventions, know-how, and trade secrets, whether or not patentable or copyrightable; and (d) anything designated as confidential. Notwithstanding the foregoing, information shall not be subject to such confidentiality obligations if it: (a) is already known to the receiving party at the time it is


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                  obtained;  (b)  is or  becomes  publicly  known  or  available through no wrongful act of the receiving party; (c) is rightfully received from a third party who, to the best of the
                  receiving   party's   knowledge,   is  not  under  a  duty  of
                  confidentiality; (d) is released by the protected party to a third party without restriction; (e) is required to be disclosed by the receiving party pursuant to a requirement of a court order, subpoena, governmental or regulatory agency or law (provided the receiving party will provide the other party written notice of such requirement, to the extent such notice is permitted); (f) is relevant to the defense of any claim or cause of action asserted against the receiving party; or (g) has been or is independently developed or obtained by the receiving party.

         (b) Notwithstanding any provision herein to the contrary, each party hereto agrees that any Nonpublic Personal Information, as defined under Section 248.3(t) of Regulation S-P ("Regulation S-P"), promulgated under the Gramm-Leach-Bliley Act (the "Act"), disclosed by a party hereunder is for the specific purpose of permitting the other party to perform the services set forth in this Agreement. Each party agrees that, with respect to such information, it will comply with Regulation S-P and the Act and that it will not disclose any Nonpublic Personal Information received in connection with this Agreement to any other party, except to the extent as necessary to carry out the services set forth in this Agreement or as otherwise permitted by Regulation S-P or the Act.

9.       COMPENSATION. PFD shall be entitled to such compensation as is provided
         for  in  the  current   prospectuses   and   statements  of  additional


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         information for the Portfolios.  PFD shall be entitled to reimbursement of its reasonable out-of-pocket expenses incurred on behalf of the Fund, and which are the obligation of the Fund under this Agreement, and are incurred by PFD in connection with the implementation of this Agreement. The Fund acknowledges that PFD may receive float benefits and/or investment earnings in connection with maintaining certain accounts required to provide services under this Agreement.

10.      INDEMNIFICATION.

         (a) The Fund agrees to indemnify and hold harmless PFD and its affiliates from all taxes, charges, expenses, assessments, claims and liabilities (including reasonable attorneys' fees and disbursements and liabilities arising under the Securities Laws and any state and foreign securities and blue sky laws) arising directly or indirectly from any action or omission to act which PFD takes in connection with the provision of services to the Fund. Neither PFD, nor any of its affiliates, shall be indemnified against any liability (or any expenses incident to such liability) caused by PFD's or its affiliates' own willful misfeasance, bad faith, negligence or reckless disregard of its duties and obligations under this Agreement.

         (b) The Fund agrees to indemnify and hold harmless PFD, its officers, directors, and employees, and any person who controls PFD within the meaning of Section 15 of the 1933 Act from and against any and all claims, costs, expenses (including reasonable attorneys' fees), losses, damages, charges, payments and liabilities of any sort or kind which PFD, its officers, directors, employees or any such controlling  person  may incur  under the 1933 Act,  under any


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                  other statute,  at common law or otherwise,  arising out of or based  upon:  (i) any  untrue  statement,  or  alleged  untrue
                  statement,   of  a  material  fact  contained  in  the  Fund's
                  Registration Statement, Prospectus, Statement of Additional Information, or sales literature (including amendments and
                  supplements   thereto),  or  (ii)  any  omission,  or  alleged
                  omission, to state a material fact required to be stated in the Fund's Registration Statement, Prospectus, Statement of
                  Additional   Information   or  sales   literature   (including
                  amendments or supplements thereto), necessary to make the statements therein not misleading, except insofar as such losses, claims, costs, damages, charges, payments, liabilities or expenses arise out of or are based upon any such untrue statement or omission or alleged untrue statement or omission made in reliance on and in conformity with information furnished to the Fund by PFD or its affiliated persons for use in the Fund's Registration Statement, Prospectus, or Statement of Additional Information or sales literature (including amendments  or  supplements  thereto),  or by  reason of PFD's
                  willful   misfeasance,   bad  faith  or   negligence   in  the
                  performance of PFD's duties hereunder. The Fund acknowledges and agrees that in the event that PFD, at the request of the Fund, is required to give indemnification comparable to that set forth in this paragraph to any broker-dealer selling
                  Shares  of  the  Fund  or  servicing   agent   servicing   the
                  shareholders of the Fund and such broker-dealer or servicing agent shall make a claim for indemnification against PFD, PFD shall make a similar claim for indemnification against the Fund.



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         (c)      PFD  agrees to  indemnify  and hold  harmless  the  Fund,  its officers and board members and each person, if any, who controls a Portfolio within the meaning of Section 15 of the
                  1933  Act  against  any  and  all  claims,   costs,   expenses
                  (including  reasonable  attorneys'  fees),  losses,   damages,
                  charges, payments and liabilities of any sort or kind which the Fund, its officers, board members or any such controlling person may incur under the 1933 Act, under any other statute, at common law or otherwise, but only to the extent that such liability or expense incurred by the Fund, its officers or Board Members, or any controlling person resulting from such claims or demands arose out of the acquisition of any Shares by any person which may be based upon any untrue statement, or alleged untrue statement, of a material fact contained in the Fund's Registration Statement, Prospectus or Statement of Additional Information (including amendments and supplements thereto), or any omission, or alleged omission, to state a material fact required to be stated therein or necessary to make the statements therein not misleading, if such statement or omission was made in reliance upon information furnished or confirmed in writing to the Fund by PFD or its affiliated persons (as defined in the 1940 Act), or by reason of PFD's
                  willful   misfeasance,   bad  faith  or   negligence   in  the
                  performance of PFD's duties hereunder. The foregoing rights of indemnification shall be in addition to any other rights to which the Fund or any such person shall be entitled to as a matter of law.

         (d) In any case in which one party hereto (the "Indemnifying Party") may be asked to indemnify or hold the other party


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                  hereto (the  "Indemnified  Party")  harmless,  the Indemnified
                  Party  will  notify  the  Indemnifying  Party  promptly  after identifying any situation which it believes presents or appears likely to present a claim for indemnification (an
                  "Indemnification   Claim")  against  the  Indemnifying  Party,
                  although the failure to do so shall not prevent recovery by the Indemnified Party, and shall keep the Indemnifying Party advised with respect to all developments concerning such situation. The Indemnifying Party shall have the option to defend the Indemnified Party against any Indemnification Claim which may be the subject of this indemnification, and, in the event that the Indemnifying Party so elects, such defense shall be conducted by counsel chosen by the Indemnifying Party and satisfactory to the Indemnified Party, and thereupon the Indemnifying Party shall take over complete defense of the Indemnification Claim and the Indemnified Party shall sustain no further legal or other expenses in respect of such Indemnification Claim. In the event that the Indemnifying Party does not elect to assume the defense of any such suit, or in case the Indemnified Party reasonably does not approve of counsel chosen by the Indemnifying Party, or in case there is a conflict of interest between the Indemnifying Party or the Indemnified Party, the Indemnifying Party will reimburse the Indemnified Party for the fees and expenses of any counsel retained by the Indemnified Party. The Fund agrees promptly to
                  notify  PFD  of  the   commencement   of  any   litigation  or
                  proceedings against the Fund or any of its officers or directors in connection with the issue and sale of any Shares. The Indemnified Party will not confess any Indemnification Claim or make any compromise in any case in which the


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                  Indemnifying  Party will be asked to provide  indemnification, except with the Indemnifying Party's prior written consent.

11.      RESPONSIBILITY OF PFD.

         (a) PFD shall be under no duty to take any action hereunder on behalf of the Fund except as specifically set forth herein or as may be specifically agreed to by PFD and the Fund in a written amendment hereto. PFD shall be obligated to exercise care and diligence in the performance of its duties hereunder and to act in good faith in performing services provided for under this Agreement. PFD shall be liable only for any damages arising out of PFD's failure to perform its duties under this Agreement to the extent such damages arise out of PFD's willful misfeasance, bad faith, negligence or reckless disregard of such duties.

         (b) Without limiting the generality of the foregoing or of any other provision of this Agreement, (i) PFD shall not be liable for losses beyond its control, including, without limitation, delays or errors or loss of data occurring by reason of circumstances beyond PFD's control, provided that PFD has acted in accordance with the standard set forth in Section 11(a) above; and (ii) PFD shall not be under any duty or obligation to inquire into and shall not be liable for the validity or invalidity or authority or lack thereof of any Oral Instruction or Written Instruction, notice or other instrument which conforms to the applicable requirements of this Agreement, and which PFD reasonably believes to be genuine.

         (c)      Notwithstanding  anything in this  Agreement to the  contrary,


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                  neither  PFD  nor  its  affiliates  shall  be  liable  for any consequential, special or indirect losses or damages, whether or not the likelihood of such losses or damages was known by PFD or its affiliates.

         (d) Any claims (including the filing of a suit or, if applicable, commencement of arbitration proceedings) must be asserted by the Fund against PFD or any of its affiliates within 24 months after the Fund became aware of the claim or the Board of Trustees of the Fund is informed of specific facts that should have alerted it that a basis for such a claim might exist.

         (e) Each party shall have a duty to mitigate damages for which the other party may become responsible.

12.      DUTIES AND OBLIGATIONS OF THE FUND.

         (a) The Fund represents to PFD that all Registration Statements and Prospectuses filed by the Fund with the SEC under the 1933 Act with respect to the Shares have been prepared in conformity with the requirements of the 1933 Act and the rules and regulations of the SEC thereunder. Except as to information included in the Registration Statement in reliance upon information provided to the Fund by PFD or any affiliate of PFD expressly for use in the Registration Statement, the Fund represents and warrants to PFD that any Registration Statement, when such Registration Statement becomes effective, will contain statements required to be stated therein in conformity with the 1933 Act and the rules and regulations of the SEC; that all statements of fact contained in any such Registration Statement will be true and correct when such Registration Statement becomes effective; and that no


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                  Registration   Statement  when  such  Registration   Statement
                  becomes effective will include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading to a purchaser of the Shares. PFD may but shall not be obligated to propose from time to time such amendment or amendments to any Registration Statement and such supplement or supplements to any Prospectus as, in the light of future developments, may, in the opinion of the PFD's counsel, be necessary or advisable. PFD shall promptly notify the Fund of any advice given to it by its counsel regarding the necessity or advisability of amending or supplementing such Registration Statement. If the Fund shall not undertake to implement such amendment or amendments and/or supplement or supplements within fifteen days after receipt by the Fund of a written request from PFD to do so, PFD may, at its option, terminate this Agreement, except in the case where counsel to the Fund has opined that such amendment and/or supplement is not required for compliance with the Securities Laws. The Fund shall not file any amendment to any Registration Statement or supplement to any Prospectus without giving PFD reasonable notice thereof in advance; provided, however, that nothing contained in this Agreement shall in any way limit the Fund's right to file at any time such amendments to any Registration Statements and/or supplements to any Prospectus, of whatever character, as the Fund may deem advisable, such right being in all respects absolute and unconditional. The Fund authorizes
                  PFD  to  use  any   Prospectus   or  Statement  of  Additional
                  Information in the form furnished from time to time in connection with the sale of the Shares.

         (b) The Fund represents and warrants to PFD that the Fund is a series investment company registered under the 1940 Act and the Shares sold by each Portfolio are, and will be, registered under the 1933 Act.

         (c) The net asset value of the Shares shall be determined in the manner provided in the then current Prospectus and Statement of Additional Information relating to the Shares, and when determined shall be applicable to all transactions as provided in the Prospectus. The net asset value of the Shares shall be calculated by the Fund or by another entity on behalf of the Fund. PFD shall have no duty to inquire into, or liability for, the accuracy of the net asset value per Share as calculated.

         (d) Whenever in its judgment such action is warranted by unusual market, economic or political conditions or abnormal circumstances of any kind, the Fund may decline to accept any orders for, or make any sales of, the Shares until such time as the Fund deems it advisable to accept such orders and to make such sales, and the Fund advises PFD promptly of such determination.

         (e) The Fund agrees to execute any and all documents and to furnish any and all information and otherwise to take all actions that may be reasonably necessary in connection with the qualification of the Shares for sale in such states as PFD may designate. The Fund shall notify PFD in writing of the states in which the Shares may be sold and shall notify PFD in writing of any changes to the information contained in the previous notification.

13.      DUTIES AND OBLIGATIONS OF PFD.

         (a) PFD will act on behalf of the Fund for the distribution of the Shares covered by the Registration Statement under the 1933 Act and provide the distribution services outlined below and as follows:

                  (i) preparation and execution of sales or servicing agreements,

                  (ii)     preparation of quarterly reports to the Board,

                  (iii)    sales literature submission to the NASD,

                  (iv)     facilitate   financing  of  sales   commissions   for
                           applicable Share classes,

                  (v)      establishing and maintaining numbers on NSCC,

                  (vi)     establishing and removing CUSIPS on NSCC,

                  (vii)    processing of 12b-1 payments, and

                  (viii)   such other duties as are or may become  considered to
                           be  customary  duties  of  an  investment   company's
                           principal underwriter.

         (b) PFD agrees to use efforts deemed appropriate by PFD to solicit orders for the sale of the Shares and will undertake such advertising and promotion as it believes reasonable in connection with such solicitation. To the extent that PFD receives fees under any plan adopted by the Fund pursuant to Rule 12b-1 under the 1940 Act, PFD agrees to furnish and/or enter into arrangements with, and to compensate from such fees, others for the furnishing of marketing or sales services with respect to the Shares as may be required pursuant to such plan. To the extent that PFD receives shareholder services fees under any shareholder services plan adopted by the Fund, PFD agrees to furnish and/or enter into arrangements with, and to compensate from such fees, others for the furnishing of personal and/or account maintenance services with respect to the relevant shareholders of the Fund as may be required pursuant to such plan. It is contemplated that PFD will enter into sales or servicing agreements with securities dealers, financial institutions and other industry professionals, such as investment advisers, accountants and estate planning firms. PFD will require each dealer with whom PFD has a selling agreement to conform to the applicable provisions of the Prospectus, with respect to the public offering price of the Shares, and PFD shall not cause the Fund to withhold the placing of purchase orders so as to make a profit thereby.

         (c) PFD shall not utilize any materials in connection with the sale or offering of Shares except the Fund's Prospectus and Statement of Additional Information and such other materials as the Fund shall provide or approve. The Fund agrees to furnish PFD with sufficient copies of any and all agreements, plans, communications with the public or other materials which the Fund intends to use in connection any sales of Shares, in adequate time for PFD to file and clear such materials with the proper authorities before they are put in use. PFD and the Fund may agree that any such material does not need to be filed subsequent to distribution. In addition, the Fund agrees not to use any such materials until so filed and cleared for use, if required, by appropriate authorities as well as by PFD.

         (d) PFD will transmit any orders received by it for purchase or redemption of the Shares to the transfer agent for the Fund. PFD will have no liability for payment for the purchase of Shares sold pursuant to this Agreement or with respect to redemptions or repurchases of Shares.

         (e) No Shares shall be offered by either PFD or the Fund under any of the provisions of this Agreement and no orders for the purchase or sale of Shares hereunder shall be accepted by the Fund if and so long as effectiveness of the Registration Statement then in effect or any necessary amendments thereto shall be suspended under any of the provisions of the 1933 Act, or if and so long as a current Prospectus as required by
                  Section 5(b)(2) of the 1933 Act is not on file with the SEC; provided, however, that nothing contained in this paragraph shall in any way restrict or have any application to or bearing upon the Fund's obligation to redeem Shares tendered for redemption by any shareholder in accordance with the provisions of the Fund's Registration Statement, Declaration of Trust, or Code of Regulations.

14. DURATION AND TERMINATION. This Agreement shall become effective on the date first written above and, unless sooner terminated as provided herein, shall continue for an initial two-year term and thereafter shall be renewed for successive one-year terms, provided such continuance is specifically approved at least annually by (i) the Fund's Board of Trustees or (ii) by a vote of a majority (as defined in the 1940 Act and Rule 18f-2 thereunder) of the outstanding voting securities of the Fund, provided that in either event the continuance is also approved by a majority of the board members who are not parties to this Agreement and who are not interested persons (as defined in the 1940 Act) of any party to this Agreement, by vote cast in person at a meeting called for the purpose of voting on such approval. This Agreement is terminable without penalty, on at least sixty days' written notice, by the Fund's Board of Trustees, by vote of a majority (as defined in the 1940 Act and Rule 18f-2 thereunder) of the outstanding voting securities of the Fund, or by PFD. This Agreement will also terminate automatically in the event of its assignment (as defined in the 1940 Act and the rules thereunder). In the event the Fund gives notice of termination, all expenses associated with movement (or duplication) of records and materials and conversion thereof to a successor transfer agent or other service provider, and all trailing expenses incurred by PFD, will be borne by the Fund.

15. NOTICES. Notices shall be addressed (a) if to PFD, at 760 Moore Road, King of Prussia, Pennsylvania 19406, Attention: President; (b) if to the Fund, at National City Bank, 1900 East Ninth Street, 22nd Floor, Cleveland, Ohio 44114, Attn: Kathleen Barr, with a copy to W. Bruce McConnel, III, Esquire, Drinker Biddle & Reath LLP, One Logan Square, 18th and Cherry Streets, Philadelphia, Pennsylvania 19103-6996, or (c) if to neither of the foregoing, at such other address as shall have been given by like notice to the sender of any such notice or other communication by the other party. If notice is sent by confirming telegram, cable, telex or facsimile sending device, it shall be deemed to have been given immediately. If notice is sent by first-class mail, it shall be deemed to have been given three days after it has been mailed. If notice is sent by messenger, it shall be deemed to have been given on the day it is delivered.

16. AMENDMENTS. This Agreement, or any term thereof, may be changed or waived only by a written amendment, signed by the party against whom enforcement of such change or waiver is sought.

17.      COUNTERPARTS.   This   Agreement   may  be  executed  in  two  or  more
         counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

18. FURTHER ACTIONS. Each party agrees to perform such further acts and execute such further documents as are necessary to effectuate the purposes hereof.

19.      MISCELLANEOUS.

         (a) ENTIRE AGREEMENT. This Agreement embodies the entire agreement and understanding between the parties and supersedes all prior agreements and understandings relating to the subject matter hereof, provided that the parties may embody in one or more separate documents their agreement, if any, with respect to delegated duties.

         (b) NO CHANGES THAT MATERIALLY AFFECT OBLIGATIONS. Notwithstanding anything in this Agreement to the contrary, the Fund agrees not to make any modifications to its Registration Statement or adopt any policies which would affect materially the obligations or responsibilities of PFD hereunder without the prior written approval of PFD, which approval shall not be unreasonably withheld or delayed.

         (c) CAPTIONS. The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect.

         (d) GOVERNING LAW. This Agreement shall be deemed to be a contract made in Delaware and governed by Delaware law, without regard to principles of conflicts of law.

         (e) PARTIAL INVALIDITY. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby.

         (f) NO REPRESENTATIONS OR WARRANTIES. Except as expressly provided in this Agreement, PFD hereby disclaims all representations and warranties, express or implied, made to the Fund or any other person, including, without limitation, any warranties regarding quality, suitability, merchantability, fitness for a particular purpose or otherwise (irrespective of any course of dealing, custom or usage of trade), of any services or any goods provided incidental to services provided under this Agreement. PFD disclaims any warranty of title or non-infringement except as otherwise set forth in this Agreement.

         (g)      FACSIMILE SIGNATURES.  The facsimile signature of any party to
                  this  Agreement   shall   constitute  the  valid  and  binding
                  execution hereof by such party.

         (h) SARBANES-OXLEY CERTIFICATIONS. PFD acknowledges that it may from time to time provide certain information that is necessary to complete a report or other filing that is required to be certified by certain of the Fund's officers pursuant to Section 302 and 906 of the Sarbanes-Oxley Act of 2002 (the "Act") and rules and regulations promulgated from time to time thereunder (each such report or other filing, a "Certified Report"). PFD agrees that any information PFD provides that is necessary to complete a Certified Report, to its knowledge, will be true and complete when given. PFD further agrees that any written representation or certification it provides to the Fund and/or the officers of the Fund in support of a certification by them to the SEC pursuant to the Act and/or any rules and regulations issued from time to time thereunder, to its knowledge, will be true and correct and complete when given. This covenant shall survive termination of this Agreement.


         (i) BUSINESS TRUST. The name Armada Funds and of any investment portfolio thereof, and any reference to the "Trustees" of Armada Funds, refer respectively to the Trust created and the Trustees, as trustees but not individually or personally, acting from time to time under the Declaration of Trust which is hereby referred to and a copy of which is on file at the office of the State Secretary of the Commonwealth of Massachusetts and at the principal office of the Trust. The obligations of the Armada Funds entered into in its name, or on behalf of any of its investment portfolios, or on behalf thereof by any of the Trustees, representatives or agents, are made not individually, but in such capacities, and are not binding upon any of the Trustees, shareholders or representatives of the Trust personally, but bind only the Trust property, and all persons dealing with any class of shares of the Trust must look solely to the Trust property belonging to such class for the enforcement of any claims against the Trust.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first above written.

                                        PROFESSIONAL FUNDS DISTRIBUTOR, LLC


                                        By: /S/ PHILIP H. RINNANDER
                                            -------------------------------
                                        Title: PRESIDENT
                                              -----------------------------

                                        ARMADA FUNDS

                                        By: /S/ HERBERT R. MARTENS, JR.
                                            -------------------------------
                                        Title: PRESIDENT
                                              -----------------------------

                                    EXHIBIT A
                                    ---------

         THIS EXHIBIT A, dated as of May 1, 2003, is Exhibit A to that certain Underwriting Agreement dated as of May 1, 2003, between Professional Funds Distributor, LLC and Armada Funds.

                                   PORTFOLIOS
                                   ----------

                                Money Market Fund
                          Government Money Market Fund
                           Treasury Money Market Fund
                         Treasury Plus Money Market Fund
                          Tax Exempt Money Market Fund
                        Ohio Municipal Money Market Fund
                    Pennsylvania Tax Exempt Money Market Fund
                             Intermediate Bond Fund
                               Equity Growth Fund
                            Ohio Tax Exempt Bond Fund
                           Limited Maturity Bond Fund
                           Total Return Advantage Fund
                              Small Cap Value Fund
                              Large Cap Value Fund
                        Pennsylvania Municipal Bond Fund
                                    Bond Fund
                                    GNMA Fund
                            International Equity Fund
                              Small Cap Growth Fund
                                Core Equity Fund
                                Equity Index Fund
                            Balanced Allocation Fund
                          National Tax Exempt Bond Fund
                             Tax Managed Equity Fund
                               Mid Cap Growth Fund
                              Large Cap Ultra Fund
                           U.S. Government Income Fund
                          Michigan Municipal Bond Fund
                           Aggressive Allocation Fund
                          Conservative Allocation Fund

                            Small/Mid Cap Value Fund
                            UA Emerging Markets Fund
                          UA International Equity Fund
                             UA Large Cap Ultra Fund
                             UA Large Cap Value Fund
                               UA Real Estate Fund
                            UA Small Cap Growth Fund
                           UA Small/Mid Cap Value Fund
                             UA High Yield Bond Fund
                           UA Short Duration Bond Fund
                         UA U.S. Government Income Fund
                              UA Money Market Fund
                              High Yield Bond Fund
                           Strategic Income Bond Fund